Exhibit 16.1

Ernst & Young LLP Suite 400 178 South Rio Grande Street Salt Lake City, UT 84101	Tel: +1 801 350 3300 Fax: +1 801 350 3456 ey.com

September 16, 2016

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated September 16, 2016, of Questar Corporation and are in agreement with the statements contained in the second paragraph therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

A member firm of Ernst & Young Global Limited